Exhibit 99.1

Northern California Bancorp, Inc.
Reports First Quarter 2007 Earnings

On May 11, 2007, Charles T. Chrietzberg, Jr, Chairman, President, & CEO of Northern California Bancorp, Inc. reported net income for the three months ended March 31, 2007 was $809,300 as compared with $1,428,900 in 2006.

Chrietzberg said, “During the first quarter of 2006, we recorded an after tax gain of $722,000 on the sale of an investment.  Subtracting the gain on sale of investment from 2006, core earnings grew by 14.49%.  I am very pleased with the increase in core earnings as many have predicted this year will be a difficult one.”

Basic earnings per share for the first quarter 2007 were $0.47 compared with $0.88 in 2006.  Diluted earnings per share for the first quarter 2007 were $0.44 compared with $0.79 in 2006.

Net interest income totaled $2,187,200 for 2007 compared with $1,807,800 in 2006, an increase of 21.0%.  Net interest spread for 2007 was 4.81% compared with 4.36% in 2006.  Net interest margin for 2007 was 5.37% compared with 4.96% in 2006. The increase was due to average earning assets increasing $23,320,000 while interest bearing liabilities increased $22,301,000.   The average rate earned increased 54 basis points; partially offset by the average rate paid increasing 9 basis points.

No provision for loan loss was made during the three months ended March 31, 2007 and 2006.  The Bank’s asset quality continues to be very good, with no loans charged off during the first quarter of 2007 and 2006.

The Bank had $154,900 in nonperforming assets on March 31, 2007 compared with $18,000 in nonperforming assets at March 31, 2006.  At March 31, 2007 one loan was in nonperforming status, the Bank’s anticipates full recovery of principal and interest once the debtor’s estate is settled.

Chrietzberg said, “The Bank is very proud of its strong asset quality and it should be noted that the Bank is not involved in sub-prime mortgage lending and the portfolio contains no sub-prime mortgage loans at March 31, 2007.”

Non interest income was $1,325,600 for the first quarter 2007 compared with $2,725,000 in 2006, a decrease of 51.35%.  The decrease of $1,399,400 resulted from the first quarter 2006 gain of $1,313,400 on the sale of an investment, a decrease of $106,700 in income from sales and servicing of Small Business Administration Loans and an increase of $26,800 in service charges on deposit accounts.

Non interest expense was $2,202,700 for 2007 compared with $2,102,600 in 2006, and increase of 4.76%.  The increase was due to a $132,000 increases in salary and benefits expense and occupancy and equipment expense, partially offset by a decrease in other general and administrative expenses.

The Bank’s efficiency ratio for the first quarter 2007 was 61.79% compared to 64.91% in 2006.

Northern California Bancorp, Inc. is a bank holding company with $193.7 million in assets.  Monterey County Bank, its principal subsidiary is a state chartered bank headquartered in Monterey, CA founded in 1976.

FORWARD-LOOKING STATEMENTS This news release contains forward-looking statements about the company for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook.

These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company’s market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in regulatory, judicial, or legislative tax treatment of business; and (8) unknown economic impacts caused by the State of California’s budget issues. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses.  Likewise, changes in deposit interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.

NORTHERN CALIFORNIA BANCORP, INC.
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	MARCH 31	DECEMBER 31
	2007	2006
	(Unaudited)	(Audited)
ASSETS:
Cash and Due From Banks	$5,053,500	$4,979,200
Federal Funds Sold	11,495,000	17,455,000
Total Cash and Cash Equivalents	16,548,500	22,434,200
Trading Assets	1,925,000	1,762,300
Time Deposits with other Financial Institutions	1,000,000	1,000,000
Investment Securities, available for sale (Note 4)	21,256,900	15,285,900
Investment Securities, held to maturity cost (fair value approximates $7,289,700 in 2007; $7,281,000 in 2006) (Note 4)	7,009,100	7,012,300
Other Investments (Note 5)	1,990,100	1,966,800
Loans Held for Sale	2,035,400	1,182,100
Loans, net of allowance for loan losses of $1,409,200 in 2007; $1,408,800 in 2006 (Note 6)	130,707,000	128,867,600
Bank Premises and Equipment, Net	4,836,200	4,613,000
Cash Surrender Value of Life Insurance	3,702,400	3,671,000
Interest Receivable and Other Assets	2,660,500	2,774,700
Total Assets	$193,671,100	$190,569,900

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Non interest bearing demand	$26,191,400	$30,079,100
Interest-bearing demand	17,103,800	17,261,800
Savings	4,441,800	5,326,400
Time less than $100,000	44,772,100	43,134,600
Time in denominations of $100,000 or more	40,778,100	35,825,800
Total Deposits	133,287,200	131,627,700

Federal Home Loan Bank Borrowed Funds	34,750,000	34,750,000
Junior Subordinated Debt Secuirites	8,248,000	8,248,000
Interest Payable and Other Liabilities	3,883,700	3,542,300
Total Liabilities	180,168,900	178,168,000

Shareholders’ Equity:
Common Stock - No Par Value, authorized 2,500,000 Outstanding:1,792,239 in 2007 and 1,721,715 in 2006	5,328,400	5,059,700
Retained Earnings	8,172,400	7,363,100
Accumulated Other Comprehensive Income (Loss) (Note 7)	1,400	(20,900)
Total Shareholders’ Equity	13,502,200	12,401,900
Total Liabilities & Shareholders’ Equity	$193,671,100	$190,569,900

NORTHERN CALIFORNIA BANCORP, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE-MONTH PERIOD ENDING MARCH 31
	2007	2006
INTEREST INCOME:
Loans	$3,289,700	$2,532,200
Time deposits with other financial institutions	13,700	10,700
Investment securities	400,300	225,300
Federal funds sold	123,400	172,300
Total Interest Income	3,827,100	2,940,500

INTEREST EXPENSE:
Interest-bearing transaction accounts	12,800	23,200
Savings and time deposit accounts	530,100	317,200
Time deposits in denominations of $100,000 or more	472,900	301,900
Notes payable and other	624,100	490,400
Total Interest Expense	1,639,900	1,132,700

Net Interest Income	2,187,200	1,807,800
Provision for loan losses	—	—
Net interest income, after provision for loan losses	2,187,200	1,807,800

NONINTEREST INCOME:
Service charges on deposit accounts	165,600	138,800
Income from sales and servicing of Small Business Administration Loans	182,200	288,900
Sale of Pacific Coast Bankers’ Bank Stock	—	1,313,400
Other income	977,800	983,900
Total noninterest income	1,325,600	2,725,000

NONINTEREST EXPENSE:
Salaries and Employee Benefits	1,077,400	945,400
Occupancy and Equipment Expense	205,500	180,800
Professional Fees	37,700	39,600
Data Processing	88,300	86,300
Other general and administrative	793,800	850,500
Total noninterest expenses	2,202,700	2,102,600

Income before tax provision	1,310,100	2,430,200
Income tax provision	500,800	1,001,300
Net income	$809,300	$1,428,900

Earnings per common share
Basic	$0.468	$0.876
Diluted	$0.435	$0.794